UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2017

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022
(Address of principal executive offices)

(484) 654-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 9, 2017, the Company entered into an agreement with David M. Anderson to become the Chief Executive Officer of InsPro Technologies Corporation (the “Company”). Donald Caldwell, who has been the Chief Executive Officer of the Company and an employee since January 26, 2015, stepped down from his role as Chief Executive Officer and no longer is an employee, effective as of October 9, 2017. Mr. Caldwell will remain chairman of the Board of Directors of the Company.

Mr. Anderson joins the Company from SCOR Global Life where he was a Senior Vice President and head of US individual life reinsurance. SCOR Global Life is a Tier 1 global reinsurance firm and a market leader in the US individual life reinsurance market.

Mr. Anderson, age 56, brings to the chief executive officer role substantial leadership experience in sales, marketing and general management experience. Previously, Mr. Anderson served as the Chairman, President and Chief Executive Officer of TIAA-CREF Life Insurance Co. (“TIAA-CREF”), from 2012 to 2016. As Chief Executive Officer, Mr. Anderson drove growth in life and annuity sales, and presided over a significant increase in total new life premium. Prior to that role, Mr. Anderson served in various roles at TIAA-CREF, including serving as Senior Managing Director – Interim Head of Human Resources, and Senior Managing Director – Enterprise Integration. Prior to that Mr. Anderson served as Senior Vice President – Centralized Services for Thrivent Financial. Mr. Anderson earned a bachelor’s degree in business administration from Concordia College and a MBA from Northwestern University, Kellogg Graduate School of Management.

There are no family relationships between Mr. Anderson and any director or executive officer of the Company. Mr. Anderson has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

On October 9, 2017 the Company and Mr. Anderson entered into a written employment agreement (the “Employment Agreement”) for an initial one-year term, which term shall be automatically extended for successive one-year terms unless either the Company or Mr. Anderson provides notice of non-renewal prior to the expiration of the then current term. Pursuant to the Employment Agreement, Mr. Anderson will receive a base salary of $380,000 per year. Mr. Anderson is eligible to receive an annual bonus for each calendar year, commencing with the 2018 calendar year, based on individual and corporate performance goals established by the Board of Directors of the Company (“Board”). The target annual bonus is 100% of Mr. Anderson’s base salary, but for any calendar year may range from 0% to 100% of his base salary based on the Board’s determination of the level of achievement of the applicable performance goals. Mr. Anderson is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company. Mr. Anderson is also eligible to receive a bonus in connection with a change in control of the Company, which bonus amount depends upon the net proceeds available for distribution to the Company’s stockholders.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause” or death, or by Mr. Anderson for “good reason” (each as defined in the Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date, (2) a lump sum payment equal to a pro-rata portion of his annual bonus as calculated based on the number of days worked in the year in which termination occurs, which bonus will be paid at the same time as bonuses are paid to other employees of the Company, and (3) if Mr. Anderson is eligible for and timely elects to receive continued health coverage under the Company’s health plan under COBRA, reimbursement of the cost of continuing coverage of the applicable benefit plans under COBRA until the earlier of (A) the date on which Mr. Anderson first becomes covered by any other equally advantageous health plan and (B) 12 months following the termination date.

Mr. Anderson’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment.

Pursuant to the Employment Agreement, Mr. Anderson has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 18 month period following his termination of employment for any reason, other than his termination without “cause” or his resignation for “good reason” (each as defined in the Employment Agreement), Mr. Anderson has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit, seek to employ, or seek to retain any of the Company’s employees, independent contractors or outside agents of the Company, or (3) make any written or oral statements that are maliciously false or defamatory about the Company.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement by and between InsPro Technologies Corporation and David M. Anderson, dated October 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	October 13, 2017	By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Employment Agreement by and between InsPro Technologies Corporation and David M. Anderson, dated October 9, 2017.